Exhibit 10.6

PRC Form Share Option Grant Package

Structure Therapeutics Inc.
Share Option Grant Notice
(2023 Equity Incentive Plan)

Structure Therapeutics Inc. (the “Company”), pursuant to its 2023 Equity Incentive Plan (the “Plan”) and this Share Option Grant Notice, has granted to you (“Optionholder”) an option to purchase the number of Shares set forth below (the “Option”). Your Option is subject to all of the terms and conditions as set forth herein and in the Plan, and the Share Option Agreement and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Share Option Agreement shall have the meanings set forth in the Plan or the Share Option Agreement, as applicable.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	[Incentive Share Option] OR [Nonstatutory Share Option]

Exercise and

Vesting Schedule:	Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:

[25% of the Shares shall vest on the first anniversary of the Vesting Commencement Date; the balance of the Shares vest in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date].

Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•	The Option is governed by this Share Option Grant Notice, and the provisions of the Plan and the Share Option Agreement and the Notice of Exercise, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Share Option Agreement (together, the “Option Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•	[If the Option is an Incentive Share Option, it (plus other outstanding Incentive Share Options granted to you) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Share Option.]

•	You consent to receive this Grant Notice, the Share Option Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

•	You have read and are familiar with the provisions of the Plan, the Share Option Agreement, the Notice of Exercise and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Option Agreement, the Notice of Exercise, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

PRC Form Share Option Grant Package

•	The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Shares and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to you and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option.

•	Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Structure Therapeutics Inc.		Optionholder:

By:
	Signature		Signature

Title:		Date:
Date:

Shanghai ShouTi Biotechnology Co., Ltd.

By:
Signature

Title:
Date:

Attachments: Share Option Agreement, 2023 Equity Incentive Plan, Notice of Exercise

PRC Form Share Option Grant Package

Attachment I

Share Option Agreement

PRC Form Share Option Grant Package

Structure Therapeutics Inc.
2023 Equity Incentive Plan

Share Option Agreement

As reflected by your Share Option Grant Notice (“Grant Notice”), Structure Therapeutics Inc. (the “Company”) has granted you an option under its 2023 Equity Incentive Plan (the “Plan”) to purchase a number of Shares at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your Option as specified in the Grant Notice and this Share Option Agreement constitute your Option Agreement.

The general terms and conditions applicable to your Option are as follows:

1.            Governing Plan Document. Your Option is subject to all the provisions of the Plan, including but not limited to the provisions in:

(a)           Section 6 regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your Option;

(b)           Section 9(e) regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Option; and

(c)           Section 8 regarding the tax consequences of your Option.

Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.            Vesting. Subject to the provisions contained herein, your Option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

3.            Exercise.

(a)           You may generally exercise the vested portion of your Option for whole Shares at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review Sections 4(i), 4(j) and 7(b)(v) of the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.

PRC Form Share Option Grant Package

(b)           To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:

(i)            cash, check, bank draft or money order;

(ii)           subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in Section 4(c)(ii) of the Plan if at the time of exercise the Shares is publicly traded;

(iii)          subject to Company and/or Committee consent at the time of exercise, by delivery (and repurchase by the Company) of previously owned Shares as further described in Section 4(c)(iii) of the Plan; or

(iv)           subject to Company and/or Committee consent at the time of exercise, if the Option is a Nonstatutory Share Option, by a “net exercise” arrangement as further described in Section 4(c)(iv) of the Plan.

(c)            By accepting your Option, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Shares until the end of such period. You also agree that any transferee of any Shares (or other securities) of the Company held by you will be bound by this Section 3(c). The underwriters of the Company’s shares are intended third-party beneficiaries of this Section 3(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

4.            Term. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:

(a)           immediately upon the termination of your Continuous Service for Cause;

(b)           three months after the termination of your Continuous Service for any reason other than Cause, Disability or death;

(c)           12 months after the termination of your Continuous Service due to your Disability;

(d)           18 months after your death if you die during your Continuous Service;

(e)           immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction,

(f)           the Expiration Date indicated in your Grant Notice; or

(g)          the day before the 10th anniversary of the Date of Grant.

PRC Form Share Option Grant Package

Notwithstanding the foregoing, if you die during the period provided in Section 4(b) or 4(c) above, the term of your Option shall not expire until the earlier of (i) 18 months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in Section 4(i) of the Plan.

To obtain the federal income tax advantages associated with an Incentive Share Option, the Code requires that at all times beginning on the date of grant of your Option and ending on the day three months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. If the Company provides for the extended exercisability of your Option under certain circumstances for your benefit, your Option will not necessarily be treated as an Incentive Share Option if you exercise your Option more than three months after the date your employment terminates.

5.            Withholding Obligations. As further provided in Section 8 of the Plan: (a) you may not exercise your Option unless the applicable tax withholding obligations are satisfied, and (b) at the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company and/or its PRC Affiliates, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the PRC and foreign tax withholding obligations, if any, which arise in connection with the exercise of your Option in accordance with the withholding procedures established by the Company and/or its PRC Affiliates. Accordingly, you may not be able to exercise your Option even though the Option is vested, and the Company and/or its PRC Affiliates shall have no obligation to issue Shares subject to your Option, unless and until such obligations are satisfied. In the event that the amount of the Company and/or its PRC Affiliates’ withholding obligation in connection with your Option was greater than the amount actually withheld by the Company and/or its PRC Affiliates, you agree to indemnify and hold the Company and/or its PRC Affiliates harmless from any failure by the Company and/or its PRC Affiliates to withhold the proper amount.

6.            SAFE Registration. You are aware of and acknowledge that you may only be able to exercise your option using funds in locating in PRC, in whole or in part, or remit the proceeds from future sales of the shares of the Company obtained through the Plan to your PRC bank accounts upon completion of corresponding regulatory requirements for filings and registration stipulated by the State Administration of Foreign Exchange (“SAFE Registration”) in accordance with the PRC laws and regulations. You shall provide necessary assistance for the completion of SAFE Registration as requested by the Company and/or its PRC Affiliates for the purpose of exercising your option and/or remittance of proceeds from the sale of the Shares.

7.            Incentive Share Option Disposition Requirement. If your Option is an Incentive Share Option, you must notify the Company in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of your Option that occurs within two years after the date of your Option grant or within one year after such Shares are transferred upon exercise of your Option.

PRC Form Share Option Grant Package

8.            Transferability. Except as otherwise provided in Section 4(e) of the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.

9.            Corporate Transaction. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

10.            No Liability for Taxes or SAFE Registration. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities and/or SAFE Registration arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Option is exempt from Section 409A only if the exercise price is at least equal to the “fair market value” of the Shares on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Shares on the date of grant as subsequently determined by the Internal Revenue Service.

11.            No Obligation to Continue Employment. Neither the Company nor any Affiliate is obligated by or as a result of the Plan or this Share Option Agreement to continue the Optionholder in employment and neither the Plan nor this Share Option Agreement shall interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Optionholder at any time.

12.            Data Privacy Consent. In order to administer the Plan and this Share Option Agreement and to implement or structure future equity incentive plans, the Company, its subsidiaries and affiliates and agents ("Relevant Entities”) may collect, store and process any and all personal or professional data, including but not limited to an identification number, home address and telephone number, date of birth and other information ("Relevant Information”) that is necessary or desirable for the completion of SAFE Registration and administration of the Plan and/or this Share Option Agreement. By entering into this Share Option Agreement, the Optionholder (i) authorizes the Company and/or its PRC Affiliates to collect, process, register and transfer to the Relevant Entities all Relevant Information; (ii) waives any privacy rights the Optionholder may have with respect to the Relevant Information; (iii) authorizes the Relevant Entities to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction necessary for the purpose of collection. The Optionholder shall have access to, and the right to change the Relevant Information. Relevant Information will only be used in accordance with Applicable Law.

PRC Form Share Option Grant Package

13.            Severability. If any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid

14.            Other Documents.  You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus.  In addition, you acknowledge receipt of the Company’s Trading Policy.

15.            Questions. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable federal income tax consequences please see the Prospectus.

* * * *

PRC Form Share Option Grant Package

Attachment II

2023 Equity Incentive Plan

PRC Form Share Option Grant Package

Attachment III

Notice of Exercise

PRC Form Share Option Grant Package

Structure Therapeutics Inc.

(2023 Equity Incentive Plan)

NOTICE OF EXERCISE

Structure Therapeutics Inc.

611 Gateway Blvd., Suite 223

South San Francisco, CA 94080	Date of Exercise: _______________

This constitutes notice to Structure Therapeutics Inc. (the “Company”) that I elect to purchase the below number of Shares by exercising my Option for the price set forth below. Capitalized terms not explicitly defined in this Notice of Exercise but defined in the Grant Notice, Option Agreement or 2023 Equity Incentive Plan (the “Plan”) shall have the meanings set forth in the Grant Notice, Option Agreement or Plan, as applicable. Use of certain payment methods is subject to Company and/or Committee consent and certain additional requirements set forth in the Option Agreement and the Plan.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Date of Grant:	_______________

Number of Shares as to which Option is exercised:	_______________

Certificates to be issued in name of:	_______________

Total exercise price:	$______________

Cash, check, bank draft or money order delivered herewith:	$______________

Value of ________ Shares delivered herewith:	$______________

Regulation T Program (cashless exercise):	$_____________

Value of _______ Shares pursuant to net exercise:	$_____________

PRC Form Share Option Grant Package

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Plan, (ii) to satisfy the tax withholding obligations, if any, relating to the exercise of this Option as set forth in the Option Agreement, and (iii) if this exercise relates to an incentive share option, to notify you in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of this Option that occurs within two years after the Date of Grant or within one year after such Shares are issued upon exercise of this Option.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request to facilitate compliance with FINRA Rule 2241 or any successor or similar rule or regulation) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,